UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 13, 2005


                           IMMTECH INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)


         Delaware                      8733                   39-1523370
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      (State or Other        (Commission File Number)      (I.R.S. Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)


 150 Fairway Drive, Suite 150, Vernon Hills, Illinois            60061
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       (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code:  (847) 573-0033

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

Item 3.02.  Unregistered Sales of Equity Securities.
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Consummation of Private Placement
---------------------------------

        On December 13, 2005, Immtech International, Inc. (the "Company") filed with the Secretary of State of the State of Delaware a Certificate of Designation Series E Convertible Preferred Stock ("Series E Certificate of Designation") designating 167,000 shares of its preferred stock as Series E Convertible Preferred Stock ("Series E Stock") and on December 13, 2005, the company issued an aggregate of 133,600 shares of its Series E Stock and related common stock warrants ("Warrants") to purchase 83,500 shares of common stock in private placements to certain accredited and non-United States investors in reliance on Regulation D and Regulation S, respectively, under the Securities Act of 1933, as amended ("Securities Act").

        The gross proceeds of the offering at closing was $3,340,000.

        Pursuant to the terms of the Series E Convertible Preferred Stock Subscription Agreement (the "Subscription Agreement"), at any time and from time to time after the initial closing until 30 days after the effective date of a registration statement covering the common stock underlying the Series E Stock and Warrants, holders have the right to purchase additional Series E Stock up to an amount equal to 25% of the number of shares purchased at the initial closing. If the above-described option is exercised in its entirety, the Company will receive gross proceeds, including the proceeds received at the closing, of $4,175,000. The Warrants are exercisable over a three year term at an exercise price of $10.00, subject to adjustment for stock splits, dividends and similar events. The Series E Stock is subject to the terms and conditions of the Certificate of Designation attached hereto as Exhibit 4.1. The securities were sold pursuant to exemptions from registration under the Securities Act and have not been registered under the Securities Act. They may not be offered, sold, pledged or otherwise transferred by the purchasers in the absence of registration or an applicable exemption therefrom. Pursuant to the terms of the Subscription Agreement and the Warrant, the Company has agreed to prepare and file with the Securities and Exchange Commission within 30 days of the initial closing a registration statement on Form S-3 covering the resale of the shares of the Company's common stock issuable upon conversion of the Series E Stock, exercise of the related Warrants and any dividends issuable upon the Series E Stock. The terms of the private placements are more fully set forth in the Series E Certificate of Designation, the form of Subscription Agreement and form of Warrant attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively.

Item 5.03   Amendment to Articles of Incorporation or Bylaws
------------------------------------------------------------

        The Company has filed with the Secretary of State of the State of Delaware the above described Series E Certificate of Designation to designate 167,000 of its preferred stock as Series E Convertible Preferred Stock. The Company also filed with the Secreatry of State of the State of Delaware on December 14, 2005, a Certificate of Correction to its Amended and Restated Certificate of Incorporation to restate its prior outstanding series of preferred stock. The Certificate of Correction to its Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 4.2.

Item 9.01   Financial Statements and Exhibits
---------------------------------------------

        (d) The following exhibits are filed with this report:

  Exhibit Number                            Description
  --------------                            -----------

       4.1         Certificate of Designation Series E Convertible Preferred
                   Stock

       4.2 Certificate of Correction to Amended and Restated Certificate of Incorporation

       10.1        Form of Series E Convertible Preferred Stock Subscription
                   Agreement

       10.2        Form of Common Stock Purchase Warrant

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMMTECH INTERNATIONAL, INC.


                                         By:   /s/ T. Stephen Thompson
                                            ------------------------------------
                                            Name:  T. Stephen Thompson
                                            Title: Chief Executive Officer and
                                                   President

Dated:  December 14, 2005